Exhibit 10.3
                         CHARLIE BULL ROYALTY AGREEMENT
                                LICENSE AGREEMENT

         THIS AGREEMENT, entered into this 1st day of Jan. , 2002, by and between Charlie Bull (hereinafter "Licensor") and DENTAL RESOURCES, INC., a Minnesota corporation (hereinafter "Licensee").

         WHEREAS, Licensor is willing to license it's rights in formula properties he has developed to the Licensee on the terms contained herein.

         WHEREAS, Licensee desires to organize a production facility and marketing program to execute and create a market and demand for these formulas, and is accordingly interested in producing and selling these products under this license.

         NOW THEREFORE, for valuable consideration and upon the mutual promises and covenants contained herein, the parties to this License Agreement agree as follows:

         1. The products licensed in this Agreement include the formulas manufactured, sold or used by the Licensee that are associated with licensor's products; and the licensed know how covered by this Agreement includes all factual knowledge, technological information, trade secrets, FDA reporting requirements, formulas, source of ingredients, and complete procedure for production of products , and other data related to the manufacture, marketing and use of these formulas.

         2. The "license royalty" to be paid under this Agreement is a fee paid to the Licensor (or its successor in interest) by the Licensee for total wholesale sales of licensed products that the Licensor has the right to manufacture, use and sell under the terms of this Agreement. For purposes of determining the license royalty, each "year" shall be measured in respect to the annual date on which this Agreement is effective.

         3. License Grant - For indefinite time commencing on the date of this Agreement, the Licensor hereby indefinitely grants to the Licensee a license to produce, use and sell the products covered by this License Agreement. The products included in this agreement are:

                           a) An In-Office Fluoride Rinse Kit consisting of two parts---1 a APF part and one a Stannous part.
                           b) In In-Office Acidulated Phosphate Fluoride in various flavors.
                           c)       A Home Care Stannous Gel at 0.4%.
                           d)       A Home Care Stannous Concentrate at 0.63%
                           e)       A Neutral 1.1% Sodium fluoride gel.
                           f)       A Neutral Concentrated Sodium Fluoride
                                    rinse.
                           g)       A Remineralization gel now called Revive.
                           h)       A Desensitization gel now called DS-8
                           i)       A Prophy paste in various flavors.

         4. Cooperation of Licensor - Licensor agrees to cooperate fully and to use its reasonable efforts, in providing any reasonable assistance to Licensee in solving any technical problems arising in connection with the production, use and installation of the Licensed formulas. This will include giving the Licensee the formulas, the ingredients, the source of these ingredients, and the complete procedure on how to manufacture the products agreed upon. Licensor will also assist Licensee as necessary with certain training sessions to be agreed to by the parties hereto as the need arises, provided that Licensee shall pay Licensor for any out-of-pocket expenses incurred by them incident to assisting with such training or assisting with solving technical problems, plus give a $300/day consulting fee whenever the Licensor needs to travel to the Licensee. Licensor will also be available to answers questions by phone, fax or other methods if necessary at no additional costs.

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         5.       Royalties - Licensee shall make the following royalty payments to Licensor consisting of cash payments:

                  A cash license will be paid to the Licensor for a six year period starting on the date of this signed agreement.

                  A cash license royalty of Licensed Product sold or other disposition of or used by Licensee which shall be equal to 3% of total wholesale sales. Such cash royalty payments shall be made quarterly during each year of this Agreement, and payment shall be made to Licensor by Licensee within 30 days of the end of each quarter. Quarters will be the fiscal quarters of the Licensee. Licensee shall not be required to pay cash royalties on free samples or defective materials.

                  If Licensee is unable to manufactured said products and needs to return to the original manufacture, then royalties will no longer be paid and this agreement will be void.

         6. Business Records: Licensee hereby agrees to keep business records showing the manufacture and sale or other disposition of the Licensed Products in sufficient detail to enable the License Royalty to be accurately and fairly determined, and further agrees to permit its books and records to be examined from time to time, during normal business hours and with reasonable notice, to the extent necessary for Licensor to verify that Licensee is complying with the requirements and obligations of this Agreement. If material omissions or errors are discovered incident to any such verification examinations, Licensee shall be responsible for all costs of such examinations by Licensor or its accounting representative.

         7. Marketing - The Licensee will use its best efforts to diligently promote and market the Licensed Products herein, and Licensee shall not make any warranties, representations or claims regarding the Licensed Products without the approval of Licensor. Any governmental approval needed to market the Licensed Products in any federal, state, or local governmental area shall be obtained by Licensee at its expense. The Licensee assumes all risks and liabilities arising out of any warranty, guaranty, or other representation made by Licensee in the marketing or promotion of the Licensed Products; and Licensee will indemnify and hold harmless Licensor in respect to any lawsuit, claim or proceeding arising out of any such warranty, guaranty or representation of Licensee in the sale or promotion of the Licensed Products, or arising out of the use of the Licensed Product by anyone derived from sales thereof made by Licensee or arising out of the operation of this agreement and product liability thereon and any damages and expenses.

         8. Transfer of Rights - All license rights under this Agreement shall be binding upon any successor in interest of the Licensor. The Licensee shall have the right to sublicense or assign the license rights, but this agreement would still be in effect and royalties would have to be paid by the Licensee.

         9.       General Matters -

                  a. Notices: All notices provided for herein shall be given in writing and hand delivered or sent by certified mail, directed as follows:

                                    To Licensor:  Mr. Charlie Bull
                                                  #11 Oak Creek
                                                  Osage Beach, MO. 65065

                                    To Licensee:  Dental Resources, Inc. -
                                                   c/o Douglas Murphy
                                                  530 South River Street
                                                  Delano, MN 55328

                  b. Parties In Interest: This Agreement shall inure to the benefits of and bind the parties hereto, and their respective successors and assigns as the case may be.
                  c. Governing Law: The Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

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                  d.       Severability: If any part of this Agreement is deemed
                           to be unenforceable for any reason, the balance of the Agreement shall remain in full force and effect.
                  e. Relationship of Parties: The relationship between the parties hereto is strictly that of Licensor and Licensee, and the Licensee shall have no right to bind or in any way obligate the Licensor in respect to any contract or understanding with another party.
                  f. Entire Agreement: this Agreement contains the entire agreement between the parties hereto and supersedes all previous understandings, negotiations and commitments between the parties hereto in respect to the subject matter of this Agreement; and this Agreement may not be released, discharged, abandoned, changed or modified in any manner except by a written instrument duly executed by each party hereto.

         10. The parties agree that all information of Licensor transferred to Licensee under this agreement and designated confidential shall be kept in strict confidence and not disclosed or used except for the purposes of this agreement and only disclosed to us individuals who have a need to know and who agree to such confidentiality

         IN WITNESS WHEREOF, the parties hereto have duly executed this License Agreement as hereinafter appearing.

Mr. Charlie Bull                            DENTAL RESOURCES, INC.


By                                          By
   -----------------------------               -----------------------------
                                                      President